UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2018

SPECTRUM BRANDS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-4219	74-1339132
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Deming Way

Middleton, Wisconsin 53562

(Address of principal executive offices)

(608) 275-3340

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2018, the Board of Directors (the “Board”) of Spectrum Brands Holdings, Inc. (the “Company”) increased the size of the Board to eight members and elected Ms. Sherianne James to the newly created vacancy. Ms. James will serve as a Class I director of the Company, which has its term expiring at the Company’s next annual meeting of stockholders. At this time, Ms. James has not been appointed to any committees of the Board. Ms. James’ cash and equity compensation arrangements as a director will be the same as those previously reported for other non-employee directors.

The addition of Ms. James to the Board and the previously announced appointment of Mr. Terry Polistina as lead independent director furthers the corporate governance of the Company and complements the Board’s oversight, independence, diversity and mix of experience.

On October 23, 2018, the Company also appointed Randal D. Lewis as its Senior Vice President and Chief Operating Officer. Mr. Lewis, 52, served as President of the Company’s Consumer Products Group since April 2018 and previously led the former Pet, Home & Garden Division since November 2014. Prior to that, he was Senior Vice President and General Manager of Home & Garden since January 2011, where he led the restructuring of that business. From 2005 until 2011, Mr. Lewis served as Home & Garden’s Vice President, Manufacturing and Vice President, Operations upon the acquisition of the business by the Company. Prior to that, Mr. Lewis held various leadership roles from 1997 to 2005 with the former United Industries Corporation and from 1989 to 1997 with Unilever. Mr. Lewis earned a bachelor of science degree in mechanical engineering from the University of Illinois, Urbana-Champaign in 1988.

Mr. Lewis is a party to a Severance Agreement, dated February 1, 2016, with Spectrum Brands, Inc. (as amended) and a Letter Agreement, dated October 23, 2018, with the Company and Spectrum Brands, Inc. (together, such agreements, the “Agreement”). Pursuant to the Agreement, Mr. Lewis will receive a salary of $450,000 per annum, will participate in the Company’s short and long-term compensation plans commensurate with his title and position with the Company, and will be entitled to participate in the Company’s benefits and perquisite plans made available to other similarly-situated senior executives of the Company.

The Agreement provides that if Mr. Lewis is terminated for “cause” (as defined below) or terminates his employment voluntarily, Mr. Lewis’ salary and other benefits provided under the Agreement cease at the time of such termination and Mr. Lewis is entitled to no further compensation. Notwithstanding this, Mr. Lewis would be entitled to continue to participate in the Company’s medical benefit plans to the extent required by law. Further, upon any such termination of employment, the Company would pay to Mr. Lewis accrued pay and benefits. If the employment of Mr. Lewis with the Company is terminated by the Company without “cause” or due to Mr. Lewis’ death or disability, Mr. Lewis is entitled to receive certain post-termination payments and benefits, detailed below, contingent upon execution of a separation agreement with a release of claims agreeable to the Company. In such event the Company would pay Mr. Lewis an amount in cash equal to the sum of (i) one and one-third of Mr. Lewis’ annual base salary in effect immediately prior to Mr. Lewis’ termination, and (ii) the target annual bonus award for the fiscal year in which such termination occurs, to be paid in equal semi-monthly installments over the 16-month period immediately following his termination. In addition, for the 16-month period immediately following such termination, the Company will arrange to provide Mr. Lewis and his dependents with insurance and other benefits on a basis substantially similar to those provided to Mr. Lewis and his dependents prior to his termination. Mr. Lewis will be entitled to have unvested outstanding time-based equity awards vest to the extent and as provided in the applicable equity award agreements.

The above benefits will cease immediately upon the discovery by the Company of Mr. Lewis’ breach of the non-competition, non-solicitation, secret processes and confidentiality provisions included in the Agreement. The non-competition and non-solicitation provisions extend for 16 months following Mr. Lewis’ termination and the confidentiality provisions extend for two years.

In the Agreement, “cause” is defined as the occurrence of any of the following events: (i) the commission by Mr. Lewis of any fraud, embezzlement or other material act of dishonesty with respect to the Company or any of its affiliates (including the unauthorized disclosure of confidential or proprietary information of the Company or any of its affiliates or subsidiaries); (ii) Mr. Lewis’ conviction of, or plea of nolo contendere with respect to, any felony or other crime, the elements of which are substantially related to the duties and responsibilities associated with Mr. Lewis’ employment; (iii) Mr. Lewis’ willful misconduct; (iv) the willful failure or refusal of Mr. Lewis to perform his duties as set forth herein, if not remedied following 30 days’ written notice; or (v) Mr. Lewis’ breach any of the terms of the Agreement or any other agreement between Mr. Lewis and the Company which is not remedied within 30 days following notice.

Item 7.01Regulation FD Disclosure.

On October 25, 2018, the Company issued a press release in connection with the foregoing. A copy of the press release is furnished as exhibit 99.1 hereto and is incorporated herein by reference.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date of this report.

Item 8.01 Other Events.

The Company will host its next annual meeting of stockholders on July 10, 2019. For information regarding the submission of shareholder proposals at the annual meeting, see the Company’s definitive proxy statement filed with the SEC on April 30, 2018.

Item 9.01  Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press Release, dated October 25, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2018
SPECTRUM BRANDS HOLDINGS, INC.
	By:	/s/ Ehsan Zargar
Name: Ehsan Zargar
Title: Executive Vice President, General Counsel and Secretary